Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made as of 22nd day of February, 2016 by and between VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company, having an address at c/o Gyrodyne, LLC, One Flowerfield, Suite 24, St. James, NY 11780, Attn: Peter Pitsiokos, Chief Operating Officer (“Seller”) and JAG ASSOCIATES, L.L.C., a Virginia limited liability company, having an address 7717 Carlton Place, McLean, VA 22102, Attn: Ambrish Gupta, or its permitted assigns (“Purchaser”).

R E C I T A L S:

A.     Purchaser and Seller entered into that certain Purchase and Sale Agreement (the “Agreement”) dated as of February 4, 2016 pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, that certain Property (as defined in the Agreement) on the terms and conditions set forth therein.

B.     Seller and Purchaser desire to amend certain terms and conditions of the Agreement as hereinafter set forth.

W I T N E S S E T H:

NOW, THEREFORE, and in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, do hereby agree, and amend the Agreement, as follows:

1.     Section 5.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a)     For a period beginning on the Effective Date and ending at 5:00 p.m. Eastern time on April 11, 2016 (the “Evaluation Period”), Purchaser shall be permitted to evaluate the desirability of the transactions contemplated under this Agreement pursuant to this Article V.”

2.     Section 10.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

Section 10.1     Closing. The consummation of the transaction contemplated by this Agreement by delivery of documents and payments of money shall take place on or before 3:00 p.m. Eastern Time on May 4, 2016 (the “Scheduled Closing Date”) through an escrow with Escrow Agent or such other place as is mutually agreed upon by Seller and Purchaser. Notwithstanding the foregoing, Seller shall have the right, by delivering notice to Purchaser on or before the Scheduled Closing Date to adjourn such closing date to a date (the “Seller Adjourned Closing Date”) not later than five (5) Business Days after the Scheduled Closing Date, such right being in addition to any other right provided for in this Agreement for Seller to extend or adjourn the Closing Date.

At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.

3.     Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meaning ascribed to such terms in the Agreement.

4.     If any provision of this Amendment is held to be invalid or unenforceable, the same shall not affect the validity or enforceability of any of the other provisions of this Amendment, which shall continue in full force and effect, as if the invalid or unenforceable provision had been deleted.

5.       If any provision of this Amendment conflicts with any provision of the Agreement, the provisions of this Amendment shall be controlling.

6.      The Agreement, as amended by this Amendment, constitutes the entire agreement between the Seller and Purchaser with respect to the subject matter hereof, superseding all, if any, prior verbal discussions or agreements between Seller and Purchaser.

7.     As modified by the terms of this Amendment, all terms and conditions of the Agreement shall continue in full force and effect, and shall bind the parties hereto, and their respective successors and assigns. This Amendment shall become effective only upon its execution and delivery by Seller and Purchaser.

7.      This Amendment may be executed in counterparts, each of which counterparts shall be an original, but all of which counterparts shall constitute one and the same agreement.

[signatures appear on the next page]

EXECUTION VERSION

IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have respectively executed this Agreement as of the Effective Date.

Date Executed:	SELLER:

February __, 2016	VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company

	By:	Gyrodyne, LLC its Sole Member

By:
Peter Pitsiokos
Chief Operating Officer

PURCHASER:

February __, 2016	JAG ASSOCIATES, L.L.C., a Virginia limited liability company

By:
Ambrish Gupta
Member

ESCROW AGENT:

February __, 2016	WALKER TITLE, LLC,

By:
Name:
Title: